                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------
                                    FORM 8-A
                     FOR REGISTRATION OF CERTAIN CLASSES OF
                 SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                             Multimedia Games, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               TEXAS                                     74-2611034
 -------------------------------------              -------------------
(State of incorporation or organization)       (IRS Employer Identification No.)

    7335 South Lewis Avenue, Suite 320
             Tulsa, Oklahoma                               74136
  --------------------------------------             -----------------
 (Address of principal executive offices)                   (Zip Code)

If this form relates to the registration      If this form relates to the
of a class of securities pursuant to          registration of a class of
Section 12(b) of the Exchange Act             securities pursuant to Section 12
and is effective pursuant to General          (g) of the Exchange Act and is
Instruction A.(c), please check the           effective pursuant to General
following box.  [X]                           Instruction A.(d), please check
                                              the following box.  [ ]

Securities Act registration statement file number to which this form relates:

                                                       -------------------------
                                                                 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                              Name of each exchange on which
to be so registered                              each class is to be registered
-------------------                              ------------------------------

Preferred Share Purchase Rights                      Nasdaq SmallCap Market
-------------------------------                    --------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                                       --
               --------------------------------------------------
                                 Title of class
                                       --
               --------------------------------------------------
                                 Title of class

ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         On October 12, 1998, Multimedia Games, Inc. (the "Company") announced the declaration of a dividend distribution of one right (a "Right") for each share of Common Stock, par value $.01 per share (the "Common Shares"), of the Company outstanding at the close of business on October 23, 1998 (the "Record Date"), pursuant to the terms of a Rights Agreement, dated as of October 12, 1998 (the "Rights Agreement"), between the Company and Corporate Stock Transfer, as Rights Agent. The Rights Agreement also provides, subject to specified exceptions and limitations, that Common Shares issued or delivered by the Company after the Record Date will also be entitled to and accompanied by Rights. The Rights are in all respects subject to and governed by the provisions of the Rights Agreement, a copy of which (including all exhibits thereto) is filed as Exhibit 1 hereto and incorporated herein by this reference. A summary description of the Rights is set forth in Exhibit C to the Rights Agreement.

ITEM 2.           EXHIBITS.

                  The Exhibits to this report are listed in the Index to Exhibits set forth elsewhere herein.


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          MULTIMEDIA GAMES, INC.

                                          By: /s/ Frederick E. Roll
                                             ---------------------------------
                                              Name:  Frederick E. Roll
                                              Title: Vice President and CFO


Dated:  October 12, 1998

                                INDEX TO EXHIBITS


        EXHIBIT
        NUMBER         Description
        -------        -----------

         1 Rights Agreement (including a Form of Certificate of Designation of Series B Junior Participating Preferred Stock as Exhibit A thereto, a Form of Right Certificate as Exhibit B thereto and a Summary of Rights to Purchase Preferred Stock as Exhibit C thereto)

         2 Form of letter to stockholders (included as Exhibit C to Exhibit 1)

         3             Press release, dated October 12, 1998





                                      -3-